Exhibit 23.4

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, I hereby consent to being named as director nominee of Memorial Resource Development Corp., a Delaware corporation (the “Company”), in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (File No. 333-195062) (as amended, the “Registration Statement”), to the disclosure under the caption “Management” in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: May 12, 2014	/s/ Robert Innamorati
Robert Innamorati